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                                                                    EXHIBIT 99.1

[VERITAS LETTERHEAD]

FOR IMMEDIATE RELEASE


                      VERITAS SOFTWARE NAMES GARY L. BLOOM
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                  Mark Leslie to Continue to Serve as Chairman

MOUNTAIN VIEW, CALIF. - NOVEMBER 17, 2000 - VERITAS Software Corporation (Nasdaq: VRTS), The Data Availability Company, today announced that it has named Gary L. Bloom as president and chief executive officer. Bloom joins VERITAS Software from Oracle Corporation (Nasdaq: ORCL) where he served as executive vice president. Mark Leslie, who has served as chairman and CEO of VERITAS Software since 1990, will continue to serve as chairman of the board of directors and will maintain a full-time active role in the business. Bloom will also join the VERITAS Software board of directors.

A fourteen-year veteran of Oracle, Bloom assumed control of Oracle's core database business and led the execution of Oracle's Internet and e-business vision. Bloom also led Oracle's worldwide marketing, support, education and alliance organizations, and was responsible for mergers and acquisitions, global information technology and the Oracle Venture Fund. In addition, Bloom served as the executive responsible for Oracle Business Online, OracleMobile.com, and Oracle e-Travel where he was chairman of the board.

"Gary and I worked together for many years building the successful partnership between Oracle and VERITAS Software. I can't think of a better person to entrust the future of VERITAS," said Leslie. "Gary has demonstrated a unique ability to build and lead large organizations. At Oracle, he touched virtually every aspect of the business. I'm confident that Gary's leadership will invigorate the VERITAS team as we continue to accelerate our growth."

"Oracle's partnership with VERITAS Software gave me a unique perspective into their business," said Bloom. "I watched as they established a strategic position in the market, and became a key technology supplier worldwide. I admire those accomplishments and I am eager to join this impressive management team."


                                     -more-

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VERITAS Software Names Gary L. Bloom President and CEO
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"Gary is joining a key Oracle partner. With Gary at VERITAS Software we expect an already close relationship to grow even closer," said Larry Ellison, chairman and CEO of Oracle Corporation. "We are very proud of Gary. He is a first rate executive. During his fourteen year career at Oracle he did a wonderful job for us, and I am certain that he will do a wonderful job for VERITAS Software."

A conference call featuring Leslie and Bloom will be held today, November 17, 2000 at 1:30 p.m. Pacific Time, 4:30 p.m. Eastern Time, to discuss this announcement. The toll-free dial-in number is: 800-530-8983 (Reservation #17003412). The replay number for the call is: 800-633-8284/858-812-6440
(Reservation #17003412).

ABOUT VERITAS THE DATA AVAILABILITY COMPANY(TM)
VERITAS Software Corporation (Nasdaq:VRTS) provides essential data availability software solutions that enable customers to protect and access their business-critical data for Business Without Interruption(TM) VERITAS Software's corporate headquarters is located at 900 Alta Avenue, Mountain View, CA 94043.
Telephone: (650) 527-8000. Fax: (650) 527-8050. Email: vx-sales@veritas.com. WWW site: http://www.veritas.com/.

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FOR MORE INFORMATION CONTACT:
Erin Jones, Public Relations, VERITAS Software
(805) 783-4528, erin.jones@veritas.com

Dave Galiotto, Investor Relations, VERITAS Software
(650) 527-4047, dave.galiotto@veritas.com

This press release may include estimates and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of our products and our ability to manage our business effectively, that could cause the actual results we achieve to differ materially from such forward-looking statements. For more information regarding potential risks, see the "Factors That May Affect Future Results" section of our most recent reports on Form 10-Q on file with the SEC.

Copyright (C) 2000 VERITAS Software Corporation. All Rights Reserved. VERITAS, VERITAS SOFTWARE, the VERITAS logo, Business Without Interruption, and VERITAS The Data Availability Company are trademarks or registered trademarks of VERITAS Software Corporation in the US and/or other countries. Other product names mentioned herein may be trademarks or registered trademarks of their respective companies.